Exhibit 99.1

Chiron Real Estate Inc. Announces First Quarter 2026 Financial Results

–Announces Contracts for Three Seniors Housing Communities for an Aggregate Purchase Price of $425 Million–

–Announces $100 Million Strategic Equity Investment from Maewyn Capital Partners–

–Announces Reduction in Monthly Dividend to Facilitate New Strategic and Growth Plans–

Bethesda, MD – May 6, 2026 – (BUSINESS WIRE) – Chiron Real Estate Inc. (NYSE: XRN) (the “Company” or “Chiron”), today announced financial results for the three months ended March 31, 2026 and other data.

Mark Decker, Jr., Chief Executive Officer and President stated, “Chiron is repositioning as a growth-oriented investor. Central to this transition is a disciplined capital allocation strategy aimed at recycling capital into investments with higher returns on invested capital. Our inaugural SHOP investments are a tremendous first step on this journey. We view today’s announcement of a $100 million growth equity investment led by Maewyn Capital Partners as an endorsement of this strategy and our underlying portfolio value. While working on these transformative transactions, the Company continued to produce stable results including same property NOI growth of 3.2%. I want to commend our team for their hard work.”

In conjunction with this release, the Company has posted an updated Investor Presentation to the Investor Relations section of its website. This presentation provides additional details on Chiron's transition to a growth-oriented healthcare REIT and enhanced capital allocation strategy.

NOTE: All share and per share data have been adjusted for all periods presented to reflect the Company’s one-for-five reverse stock split that was effective September 19, 2025.

First Quarter 2026 Highlights

•	Reported quarterly net loss attributable to common stockholders of $0.7 million, or $0.06 per diluted share, as compared to net income of $2.1 million, or $0.16 per diluted share, in the comparable prior year period.

•	Reported quarterly funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) of $0.97 per share and unit, as compared to $1.02 per share and unit in the comparable prior year period.

•	Reported core funds from operations attributable to common stockholders and noncontrolling interest (“Core FFO”) of $1.11 per share and unit, which was unchanged compared to the comparable prior year period.

•	First quarter same-property cash net operating income (“Same-Property Cash NOI”) growth was 3.2% on a year-over-year basis.

•	Quarter-end portfolio leased occupancy was 95.4%.

Recent Events

•	On May 1, 2026, the Company signed purchase agreements (subject to customary closing conditions) for two newly constructed luxury seniors housing communities located within the affluent Potomac Yard submarket of Alexandria, Virginia for an aggregate purchase price of $249 million. The assets will be operated as a unified campus offering a full continuum of care spanning independent living, assisted living, and memory care – driving meaningful operating synergies and a superior resident experience. It is anticipated that these acquisitions will close in the second quarter. Both communities will be managed as seniors housing operating properties (SHOP) and are expected to deliver a double-digit unlevered IRR.

•	On May 6, 2026, the Company signed a purchase agreement (subject to customary closing conditions) for a newly constructed luxury senior housing community located in North Bethesda, Maryland for a purchase price of approximately $176 million. This luxury asset, located adjacent to Pike & Rose, a premier mixed-use development, offers residents a full continuum of care across a mix of independent living, assisted living, and memory care housing. It is anticipated that this acquisition will close in the fourth quarter. This community will be managed as a SHOP and is expected to deliver a double-digit unlevered IRR.

•	On May 6, 2026, the Company entered into a $100 million delayed-draw, convertible preferred equity facility with affiliates of Maewyn Capital Partners (“Maewyn”), pursuant to which Maewyn will invest up to $100 million in the Company’s new 6.00% Series C Convertible Preferred Stock (subject to certain closing conditions), with an initial conversion price of $43.00 per share of common stock. In connection with this investment, Mr. Charles Fitzgerald, managing partner of Maewyn, will be appointed to our Board of Directors following the Company’s 2026 annual stockholders’ meeting on May 20, 2026.

For additional information on each of these recent events, please refer to the Company’s separate press releases.

Other Events

•	Entered into a Master Note and Guaranty Agreement with affiliates of New York Life (collectively, the “Purchasers”) that established an uncommitted senior unsecured note facility pursuant to which the Company may issue senior unsecured promissory notes from time to time in one or more series to the Purchasers in an aggregate principal amount of up to $150 million. As of March 31, 2026, no notes had been issued or were outstanding under the Master Note and Guaranty Agreement.

•	As of May 5, 2026, the Company’s tenant at its White Rock facility in Dallas, Texas continued its Chapter 11 bankruptcy reorganization. Since the date of its bankruptcy filing through May 5, 2026, the tenant remains current in its rent obligations to us.

•	As previously announced, the Company invested $7.1 million for a 49% interest in a joint venture with a developer to facilitate the development of a 132-unit, active adult residential community in a suburb of Minneapolis, Minnesota. In connection with its establishment, the joint venture entered into a construction loan with a principal balance of $31.0 million.

Portfolio Update

At quarter end, the Company’s portfolio was comprised of:

•	5.1 million leasable square feet,
•	$115.3 million of annualized Cash NOI,
•	Weighted average lease term (“WALT”) of 5.1 years,
•	Weighted average annual base rent escalations of 2.1%, and
•	95.4% leased occupancy rate.

Balance Sheet and Capital

At March 31, 2026, consolidated debt outstanding, including borrowings on the credit facility and notes payable (both net of unamortized debt issuance costs), was $663.4 million and the Company’s leverage was 44.7% of total gross assets compared to 44.4% as of December 31, 2025. As of March 31, 2026, the Company’s total debt carried a weighted average interest rate of 3.6% and a weighted average remaining term of 3.9 years, with 74% fixed rate debt. The Company has no debt maturities in 2026 or 2027.

As of May 5, 2026, the Company’s borrowing capacity under the credit facility was $220.5 million.

2026 Guidance and Common Dividends

2026 Guidance

As we move into an active phase of asset sales, acquisitions, and capital redeployment, we believe short-term earnings guidance becomes an increasingly poor proxy for underlying value creation. Rather than anchor investors to short-term volatility, management has elected to withdraw 2026 guidance and focus squarely on executing the portfolio transition and building long-term per-share value and earnings power. Please refer to our investor presentation to see information regarding key metrics for 2026 as well as our longer-term strategic priorities.

Common Dividend Modification

The Company is evolving from a yield-focused REIT into an active growth platform. Given the transformation we are resizing our dividend to focus on retaining cash flow and to accelerate the Company’s acquisition strategy and accelerate the ramp of its SHOP portfolio.

On May 5, 2026, the Board of Directors (the “Board”) declared a monthly common stock cash dividend of $0.16 per share for each of July, August and September of 2026, representing quarterly cash dividends totaling $0.48 per share. Details of the dividend are contained in the table below:

Record Date	Payment Date	Per Share Amount
June 22, 2026	July 17, 2026	$0.16
July 20, 2026	August 14, 2026	$0.16
August 20, 2026	September 18, 2026	$0.16

This compares to $0.25 per share for April, May and June 2026, and represents an approximate 36% reduction.

Supplemental Information

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://www.chironre.com/investor/investor-overview/default.aspx

Conference Call and Webcast Information

The Company will host a live webcast and conference call on Thursday, May 7, 2026 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://www.chironre.com/investor/investor-overview/default.aspx

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Chiron Real Estate Inc.

Dial in numbers: 1-800-717-1738 or 1-646-307-1865

Replay:

An audio replay of the conference call will be posted on the Company’s website.

Non-GAAP Financial Measures

General

Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non-GAAP measures consist of Funds From Operations attributable to common stockholders and noncontrolling interest (“FFO”), Core FFO (formerly Adjusted Funds From Operations), Funds Available For Distribution attributable to common stockholders and noncontrolling interest (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”), Net Operating Income (“NOI”), Cash NOI and Same-Property Cash NOI. A non-GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. The Company reports non-GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein.

FFO and Core FFO

FFO and Core FFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and Core FFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, property impairment losses, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

Core FFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates Core FFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above and below market leases, (f) recurring amortization of debt issuance costs, (g) severance and transition related expense, (h) reverse stock split expense and (i) other items related to unconsolidated partnerships and joint ventures.

Management believes that reporting Core FFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

FAD

We calculate FAD by subtracting from Core FFO capital expenditures, including tenant improvements, and leasing commissions. Management believes FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders and unitholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common stockholders and unitholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

EBITDAre and Adjusted EBITDAre

We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, property impairment losses, and adjustments for unconsolidated partnerships and joint ventures to reflect EBITDAre on the same basis, as applicable.

We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, severance and transition related expense, reverse stock split expense, transaction expense, adjustments related to our investments in unconsolidated joint ventures, and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

NOI, Cash NOI and Same-Property Cash NOI

We consider net operating income, or NOI, to be an appropriate supplemental measure to net income because it helps both investors and management understand the core operations of our properties. We define NOI as total net (loss) income, plus depreciation and amortization expenses, general and administrative expenses, transaction expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items. Cash NOI and Same-Property Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level cash operating results. The Company defines Cash NOI as NOI excluding non-cash items such as above and below market lease intangibles and straight-line rent. Cash NOI is historical and not necessarily indicative of future results.

Same-Property Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties. Same-Property Cash NOI also excludes lease terminations fees and joint venture and other income in order to remove non-recurring items and joint venture-related income from our NOI.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with our joint venture or new tenants or the expansion of current properties), 2026 Core FFO guidance, future dividends, interest rates or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

About Chiron

Chiron is a real estate investment trust (“REIT”) focused on investing in the future of healthcare. At Chiron we strive to deliver value at the intersection of care, capital and real estate. Additional information about Chiron can be obtained on its website at www.chironre.com.

Investor Relations

Email: Investors@chironre.com

Phone: 202-524-6869

CHIRON REAL ESTATE INC.

Condensed Consolidated Balance Sheets

(Unaudited, and in thousands, except par values)

	As of
	March 31, 2026	December 31, 2025
Assets
Investment in real estate:
Land	$169,917	$169,917
Building	1,073,953	1,072,124
Site improvements	25,783	25,741
Tenant improvements	81,168	80,397
Acquired lease intangible assets	144,573	144,573
	1,495,394	1,492,752
Less: accumulated depreciation and amortization	(353,309)	(338,096)
Investment in real estate, net	1,142,085	1,154,656
Cash and cash equivalents	8,183	9,084
Restricted cash	2,778	2,805
Tenant receivables, net	6,800	7,225
Due from related parties	177	162
Escrow deposits	546	556
Deferred assets	29,953	28,907
Derivative assets	7,218	6,102
Goodwill	5,903	5,903
Investment in unconsolidated joint ventures	8,902	1,781
Other assets	25,474	25,284
Total assets	$1,238,019	$1,242,465

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $9,686 and $10,476 at March 31, 2026 and December 31, 2025, respectively	$662,314	$652,699
Notes payable, net of unamortized debt issuance costs of $0 at March 31, 2026 and December 31, 2025	1,096	1,153
Accounts payable and accrued expenses	15,022	18,289
Dividends payable	12,708	12,484
Security deposits	3,486	3,421
Other liabilities	18,368	19,410
Acquired lease intangible liability, net	4,375	4,944
Total liabilities	717,369	712,400
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 5,155 shares shares issued and outstanding at March 31, 2026 and December 31, 2025 (liquidation preference of $128,875 at March 31, 2026 and December 31, 2025)	124,106	124,106
Common stock, $0.001 par value, 100,000 shares authorized; 13,235 shares issued and outstanding at March 31, 2026 and December 31, 2025	13	13
Additional paid-in capital	729,514	729,514
Accumulated deficit	(360,640)	(349,965)
Accumulated other comprehensive income	7,218	6,102
Total Chiron Real Estate Inc. stockholders' equity	500,211	509,770
Noncontrolling interest	20,439	20,295
Total equity	520,650	530,065
Total liabilities and equity	$1,238,019	$1,242,465

CHIRON REAL ESTATE INC.

Condensed Consolidated Statements of Operations

(Unaudited, and in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025

Revenue
Rental revenue	$38,021	$34,595
Other income	43	23
Total revenue	38,064	34,618

Expenses
General and administrative	5,089	3,620
Operating expenses	9,250	7,585
Depreciation expense	11,087	10,307
Amortization expense	3,740	3,520
Interest expense	7,233	7,167
Total expenses	36,399	32,199

Income before other income (expense)	1,665	2,419
Gain on sale of investment properties	—	1,358
Equity loss from unconsolidated joint ventures	(11)	(40)

Net income	$1,654	$3,737
Less: Preferred stock dividends	(2,473)	(1,455)
Less: Net loss (income) attributable to noncontrolling interest	70	(178)
Net (loss) income attributable to common stockholders	$(749)	$2,104

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.06)	$0.16

Weighted average common shares outstanding – basic and diluted	13,235	13,374

Chiron Real Estate Inc.

Reconciliation of Net Income to FFO, Core FFO and FAD

(Unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended March 31,
	2026	2025

Net income	$1,654	$3,737
Less: Preferred stock dividends	(2,473)	(1,455)
Depreciation and amortization expense	14,802	13,806
Depreciation and amortization expense from unconsolidated joint ventures	73	49
Gain on sale of investment properties	—	(1,358)
FFO attributable to common stockholders and noncontrolling interest	$14,056	$14,779
Amortization of above market leases, net	146	452
Straight line deferred rental revenue	(204)	(57)
Stock-based compensation expense	1,229	151
Amortization of debt issuance costs and other	807	559
Severance and transition related expense	—	104
Other adjustments from unconsolidated joint ventures	(19)	31
Core FFO attributable to common stockholders and noncontrolling interest	$16,015	$16,019

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.06)	$0.16
FFO attributable to common stockholders and noncontrolling interest per share and unit	$0.97	$1.02
Core FFO attributable to common stockholders and noncontrolling interest per share and unit	$1.11	$1.11

Weighted Average Shares and Units Outstanding – basic and diluted	14,429	14,475

Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	13,235	13,375
Weighted Average OP Units	444	449
Weighted Average LTIP Units	750	651
Weighted Average Shares and Units Outstanding – basic and diluted	14,429	14,475

Core FFO attributable to common stockholders and noncontrolling interest	$16,015	$16,019
Tenant improvements	(594)	(704)
Leasing commissions	(550)	(115)
Building capital	(1,550)	(1,907)
FAD attributable to common stockholders and noncontrolling interest	$13,321	$13,293

Chiron Real Estate Inc.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

(Unaudited, and in thousands)

	Three Months Ended March 31,
	2026	2025

Net income	$1,654	$3,737
Interest expense	7,233	7,167
Depreciation and amortization expense	14,827	13,827
Unconsolidated joint ventures EBITDAre adjustments (1)	111	85
Gain on sale of investment properties	—	(1,358)
EBITDAre	$23,825	$23,458
Stock-based compensation expense	1,229	151
Amortization of above market leases, net	146	452
Severance and transition related expense	—	104
Interest rate swap mark-to-market at unconsolidated joint ventures	(19)	35
Adjusted EBITDAre	$25,181	$24,200

(1)	Includes joint venture interest, depreciation and amortization, and gain on sale of investment properties, if applicable, included in joint venture net income or loss.

Chiron Real Estate Inc.

Reconciliation of Net Income to NOI, Cash NOI and Same-Property Cash NOI

(Unaudited, and in thousands)

	Three Months Ended March 31,
	2026	2025

Net income	$1,654	$3,737
General and administrative expense	5,089	3,620
Depreciation and amortization expense	14,827	13,827
Interest expense	7,233	7,167
Gain on sale of investment properties	—	(1,358)
Proportionate Share of Unconsol. JV Adj.	92	120
NOI	$28,895	$27,113
Amortization of above market leases, net	146	452
Straight line deferred rental revenue	(204)	(57)
Proportionate Share of Unconsol. JV Adj.	(2)	(5)
Cash NOI	$28,835	$27,503
Assets not held for all periods	(1,313)	(848)
Joint venture and other income	(122)	(98)
Same-property cash NOI	$27,400	$26,557